UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):   December 16, 2003

FactSet Research Systems Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-11869	13-3362547
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Greenwich Plaza
Greenwich, Connecticut 06830-6352
(Address of principal executive offices)

(203) 863-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 7.    Financial Statements and Exhibits

                 (c)         Exhibits

Exhibit
No.	Description
–––––	––––––––––––––––––––––––––––––
99.1	Press Release, dated as of December 16, 2003

Item 12.    Results of Operations and Financial Condition

On December 16, 2003, FactSet Research Systems Inc. issued a press release announcing its results for the three months ended November 30, 2003. The press release is attached as Exhibit 99.1 to this report on Form 8-K. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FACTSET RESEARCH SYSTEMS INC.
(Registrant)
By:

Date:	December 16, 2003	/s/ ERNEST S. WONG
––––––––––––––––––––––––––––––––––
Ernest S. Wong,
Senior Vice President, Chief Financial Officer,
Treasurer and Secretary

EXHIBIT 99.1

EXHIBIT INDEX

Exhibit
No.	Description of Document
–––––	––––––––––––––––––––––––––––––––––––––––––––––––––––––––
99.1	Press Release of Registrant, dated December 16, 2003 reporting the results of operations for the Registrant’s first fiscal quarter ended November 30, 2003.

FactSet Research Systems Inc.
One Greenwich Plaza
Greenwich, Connecticut   06830-6352
203.863.1500/ 203.863.1501 Fax

News Release

FOR IMMEDIATE RELEASE

FactSet Research Systems Reports Results for First Quarter of Fiscal Year 2004

Greenwich, Conn. — December 16, 2003 — FactSet Research Systems Inc. (NYSE: FDS), a major supplier of computer-based financial and economic data to the investment community, today announced its results for the first quarter of fiscal 2004. For the quarter, revenues, rose 12.2% compared to the prior year period to $59.3 million, net of clearing fees of $2.2 million. Operating income increased 17.8% to $21.0 million, net income advanced 20.6% to $13.9 million and diluted earnings per share rose 18.2% to $0.39.

FactSet Research Systems Inc.
Consolidated Statements of Income (Condensed and Unaudited)

	Three Months Ended
	November 30,
(In thousands, except per share data)	2003	2002	Change

Revenues	$59,257	$52,818	12.2%
Operating income	21,039	17,865	17.8
Net Income	13,908	11,536	20.6
Diluted earnings per share	$0.39	$0.33	18.2
Diluted weighted average common shares	35,540	34,729

“Our performance during the past quarter once again reflected the value that FactSet’s applications provide to our clients, said Philip A. Hadley, Chairman and CEO. “Despite a challenging market environment, we continued to expand our business, and our client retention rate remained above 95%.”

As of November 30th, the Company’s 981 clients, representing approximately 19,300 users, subscribed to services totaling $238.8 million in subscriptions, an increase of 11.6% in the past year. Of this total, subscriptions from FactSet’s overseas operations were $48.8 million. “Subscriptions” at any given point in time represent the forward-looking revenues for the next 12 months from all services currently being supplied to clients.

Other operational highlights of the first quarter of fiscal 2004 include:

•	Revenues from FactSet’s European and Pacific Rim operations were $9.3 million and $2.7 million, up 14% and 6% respectively, from the same period a year ago.
•	Demand for FactSet’s Portfolio Managers Workstation (PMW) applications continued to rise, with over
355 clients, consisting of approximately 2,600 users, subscribing to the services as of November 30,
2003. FactSet also successfully held its third annual Portfolio Analytics Conference on November 5-7 in San Diego, California.
•	The Company completed its mainframe computer upgrade by placing in service five Hewlett-Packard Marvel mainframe computers, for a total of eight installed at its two data centers.
•	The Company released Marquee 2.0, an enhanced version of our real-time market data application.

In the fourth quarter of fiscal 2003, FactSet changed the presentation of its revenues in order to report them on a net rather than gross basis. This restatement had no effect on current or previously reported operating income, net income, earnings per share or stockholders’ equity. All the restated quarterly and annual amounts for prior required reporting periods have previously been presented in FactSet’s Annual Report on Form 10-K for fiscal 2003. In the first quarter of fiscal 2004, revenue paid in cash totaled $45.2 million and revenue paid in commissions, net of $2.2 million in clearing fees, amounted to $14.1 million.

Business Outlook
The following forward-looking statements reflect FactSet’s expectations as of December 16, 2003. Given the number of risk factors, uncertainties and assumptions discussed below, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Second Quarter Fiscal 2004 Expectations
•	Revenues are expected to range between $59.5 million and $61.0 million.
•	Operating margins are expected to range between 35.0% and 36.0%.
•	The effective tax rate is expected to range between 36.4% and 36.8%.

Full Year Fiscal 2004
•	Capital expenditures should total approximately $35.0 million, which is $17 million higher than the guidance provided on September 16, 2003. The increase is due largely to anticipated leasehold expenditures related to a potential new corporate headquarters site. The amortization of the leasehold improvements would be expected to begin late in the fourth quarter of fiscal 2004 and amortized over the life of the lease.

This news release contains forward-looking statements based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the Company’s strategy for growth, product development, market position, subscriptions and expected expenditures and financial results are forward-looking statements. Forward-looking statements may be identified by words like “expected,” “anticipates,” “plans,” “intends,” “projects,” “should,” “indicates,” “continues”, “subscriptions” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in FactSet’s filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the ability to hire qualified personnel; maintenance of the Company’s leading technological position; the impact of global market trends on the Company’s revenue growth rate and future results of operations; the negotiation of contract terms with corporate vendors, data suppliers and potential landlords; retention of key clients; the successful resolution of ongoing audits by tax authorities; the continued employment of key personnel; the absence of U.S. or foreign governmental regulation restricting international business; and the sustainability of historical levels of profitability and growth rates in cash flow generation.

Conference Call
The Company will host a conference call today, December 16th, at 11:00 a.m. (EST) to review the first quarter fiscal 2004 earnings release. To listen, please visit the investor relations section of the Company’s website at www.factset.com.

About FactSet
FactSet Research Systems Inc. is a leading provider of global financial and economic information, including fundamental data on tens of thousands of companies worldwide. Combining more than 200 databases into its own dedicated online service, the Company also provides the tools to download, combine and manipulate the data for investment analysis. The Company, headquartered in Greenwich, Connecticut, was formed in 1978 and now conducts operations from seventeen locations worldwide including Boston, New York, Chicago, San Mateo, London, Tokyo, Hong Kong, Sydney and Frankfurt.

FactSet Research Systems Inc.
Consolidated Statements of Financial Condition

(In thousands and unaudited)	November 30,	August 31,
ASSETS	2003	2003

Cash and cash equivalents	$ 52,977	$ 51,126
Investments	129,203	118,136
Receivables from clients and clearing brokers, net	35,711	35,704
Deferred taxes	5,108	5,493
Other current assets	1,902	1,888
Total current assets	224,901	212,347
Property, equipment and leasehold improvements, net	19,505	19,347
Goodwill	13,677	13,677
Intangible assets, net	5,004	5,195
Deferred taxes	3,098	3,467
Other assets	2,411	2,126
Total assets	$268,596	$256,159
	=======	=======
LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable and accrued expenses	$ 14,481	$ 13,793
Accrued compensation	5,349	15,228
Deferred fees	8,938	9,876
Dividends payable	2,031	2,020
Current taxes payable	7,517	2,457
Total current liabilities	38,316	43,374
Other non-current liabilities	722	556
Total liabilities	39,038	43,930
	=====	=====
Stockholders’ Equity:
Common stock	348	346
Capital in excess of par value	52,845	47,413
Retained earnings	205,489	193,611
Treasury stock	(28,993)	(28,991)
Accumulated other comprehensive loss	(131)	(150)
Total stockholders’ equity	229,558	212,229

Total liabilities and stockholders’ equity	$268,596	$256,159
	=======	=======

FactSet Research Systems Inc.
Consolidated Statements of Income

	Three Months Ended
	November 30,
(In thousands, except per share data and unaudited)	2003	2002

Revenues	$59,257	$52,818

Cost of services	17,875	15,751
Selling, general and administrative	20,343	19,202

Total operating expenses	38,218	34,953

Income from operations	21,039	17,865

Other income	735	596

Income before income taxes	21,774	18,461

Provision for income taxes	7,866	6,925

Net income	$13,908	$11,536
	======	======
Basic earnings per common share	$0.41	$0.34
	====	====
Diluted earnings per common share	$0.39	$0.33
	====	====
Weighted average common shares (Basic)	33,800	33,811
	=====	=====
Weighted average common shares (Diluted)	35,540	34,729
	=====	=====

FactSet Research Systems Inc.
Consolidated Statements of Cash Flows	Three Months Ended
	November 30,
(In thousands and unaudited)	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$13,908	$11,536
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	4,406	4,279
Deferred tax expense	754	150
Gain on sale of equipment	(200)	– –
Accrued ESOP contribution	660	582
Net income adjusted for non-cash items	19,528	16,547
Changes in assets and liabilities
Receivables from clients and clearing brokers	(7)	(1,146)
Accounts payable and accrued expenses	688	1,101
Accrued compensation	(8,089)	(6,875)
Deferred fees	(938)	(1,720)
Current taxes payable	5,060	4,478
Other working capital accounts, net	(135)	(56)
Income tax benefits from stock option exercises	433	81
Net cash provided by operating activities	16,540	12,410

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of investments, net	(11,048)	(15,854)
Purchases of property, equipment and leasehold improvements, net of retirements	(4,172)	(857)
Net cash used in investing activities	(15,220)	(16,711)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividend payments	(1,924)	(1,598)
Repurchase of common stock	(2)	(2,657)
Proceeds from employee stock plans	2,457	553
Net cash provided by (used in) financing activities	531	(3,702)

Net increase (decrease) in cash and cash equivalents	1,851	(8,003)
Cash and cash equivalents at beginning of period	51,126	44,819
Cash and cash equivalents at end of period	$52,977	$36,816
	======	======